As filed with the Securities and Exchange Commission on September 9, 2019

Registration No. 333-233674

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO 1.

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELIDYNE, INC.

(Name of registrant in its charter)

Delaware	3440	82-5139000
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 Bi-County Blvd, Ste 124

Farmingdale, NY 11735

(646) 383-3700

(Address and telephone number of principal executive offices and principal place of business)

Corporations & Companies, Inc.

910 Foulk Road, Ste. 201

Wilmington, DE 19803

(302) 652-4800 (Tel.)

(Name, address and telephone number of agent for service)

Copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89118

(702) 982-5696

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 on Form S-1 to amend its S-1 registration statement (Registration No. 333-233674), initially filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2019 and declared effective on November 26, 2019 (the “Registration Statement” or the “S-1”), to deregister all securities registered pursuant to the Registration Statement. The Form S-1 pertains to the registration of 4,000,000 shares of the Company’s common stock, with 3,000,000 shares offered by the Company and 1,000,000 shares offered by the selling security holders. As of the date of this Post-Effective Amendment, 3,733,332 shares of common stock remain unsold pursuant to the S-1. The Offering described in the S-1 has terminated. Accordingly, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment, which deregistration is in compliance with the Registrant’s undertaking in Part II, under “Undertakings” of the Registration Statement providing that the Registrant remove any securities remaining unsold from registration by means of this post-effective amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Registration Statement Amendment No 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY on June 12, 2020.

H/CELL ENERGY CORPORATION

By:	/s/ Aron Govil
Aron Govil
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Principal Accounting Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS:

In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No 1 on Form S-1 registration statement was signed by the following persons in the capacities and on the dates stated:

Date: June 12, 2020	By:	/s/ Aron Govil
Aron Govil
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Principal Accounting Officer and Director

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